Exhibit 21

TRANE – LEGAL ENTITIES

Company	Country

Airco Limited	Thailand

Alimenterics Inc.	Delaware (USA)

Alimenterics International Inc.	Delaware (USA)

Alliance Compressors Inc.	Delaware (USA)

Alliance Compressors LLC	Delaware (USA)

Amair Limited	Thailand

American Standard Inc.	Delaware (USA)

American Standard Philippine Holdings Inc.	Philippines

A-S Air Conditioning System (Tianjin) Co. Ltd.	China

A-S Air-Conditioning System (Shanghai) Co., Ltd.	China

A-S Energy, Inc.	Delaware (USA)

ASI Receivables Funding LLC	Delaware (USA)

B&K Credit Inc.	Delaware (USA)

B&K Manufacturing Corporation	Delaware (USA)

BMM, Inc.	Delaware (USA)

Capsule Trane Connecticut Inc.	Delaware (USA)

Cardwell Trane Greenville Inc	Delaware (USA)

DFM Trane Oklahoma Corp	Delaware (USA)

DiaSorin International B. V.	Netherlands

DiaSorin International Inc.	Delaware (USA)

Dradnats Inc.	Delaware (USA)

EBB Holdings Limited	Barbados

FACServices, LLC	Texas (USA)

Filairco Technical Services Co., Inc.	Philippines

Filairco, Inc.	Philippines

FWJ Inc.	Delaware (USA)

Hang Zhou A-S Air Conditioning Technical Services Co., Ltd.	China

Hermann Trane Harrisburg Inc.	Delaware (USA)

Houston Trane, Inc.	Delaware (USA)

Ideal-Standard Trane Inc.	Canada

Industria Ceramica Del Centro, S. A. De C. V.	Mexico

Industrial Chill Servicing Private Ltd.	Mauritius

Industrial Y Minera Nortena S.A.	Mexico

Investcorp Private Limited	Mauritius

Itargila Mineração Ltda.	Brazil

Ives Trane NY, Inc.	Delaware (USA)

Jado Italia S.r.l.	Italy

Company	Country
JTA China Import Limited	Hong Kong

Minera Industrial Regiomontana, S.A.	Mexico

MJM Hong Kong Ltd.	Delaware (USA)

Mongrue Trane Massachusetts, Inc.	Delaware (USA)

Perfect Pitch, L.P.	Delaware (USA)

Pinko Palino Inc.	Delaware (USA)

Prime Air Limited	Thailand

PT Trane Indonesia	Indonesia

Rand Trane Dallas Inc.	Delaware (USA)

Servicefirst Aircon Private Ltd.	India

Societe Trane SAS	France

Standard Centennial Property, LLC	Delaware (USA)

Standard Compressors Inc.	Delaware (USA)

Standard Industrial Mineral Products Corp.	Philippines

Standard Resources And Development Corporation	Philippines

Standard Trane Insurance Company	Vermont (USA)

Standard Trane Insurance Ireland Limited	Ireland

Standard Trane Warranty Company	South Carolina (USA)

Standex S.A.	Greece

T.I. Solutions (Israel) Ltd.	Israel

Tac Distribution Pte Ltd.	Singapore

Tast Limited	Thailand

The Trane Company	Nevada (USA)

TJ Technical Services Limited	Hong Kong

TM Air Conditioning Sdn. Bhd.	Malaysia

Trane America LLC	Delaware (USA)

Trane Aviation LLC	Delaware (USA)

Trane (Colchester) Ltd.	UK

Trane (Ireland) Limited	Ireland

Trane (Malaysia) SDN. BHD.	Malaysia

Trane (Schweiz) GmbH / Trane (Suisse) S.a.r.l.	Switzerland

Trane (Thailand) Ltd.	Thailand

Trane (UK) Limited	UK

Trane Air Conditioning Products Limited	Cayman Islands

Trane Air Conditioning Systems (Jiangsu) Co., Ltd.	China

Trane Air Inc.	USA– Delaware

Trane Airconditioning BV	Netherlands

Trane Airconditioning Pte. Ltd.	Singapore

Company	Country

Trane Aire Acondicionado, S. L.	Spain

Trane Algérie SARL	Algeria

Trane Asia Pacific Limited	Hong Kong

Trane Bahamas Ltd.	Bahamas

Trane Brands, Inc.	Delaware (USA)

Trane BVBA	Belgium

Trane Bermuda Ltd.	Bermuda

Trane Canada Co.	Canada– Nova Scotia

Trane Canada LP	Canada – Ontario

Trane Central America, Inc.	Delaware (USA)

Trane Central Plant 1, LLC	Delaware (USA)

Trane China Holdings Limited	Cayman Islands

Trane Comfort Solutions Inc.	Delaware (USA)

Trane CR Spol sro.	Czech Republic

Trane Credit Inc.	Delaware (USA)

Trane de Argentina S.A.	Argentina

Trane de Chile S.A.	Chile

Trane de Colombia S. A.	Colombia

Trane Deutschland GmbH	Germany

Trane do Brasil Indústria e Comércio de Produtos para Condicionamento de Ar Ltda.	Brazil

Trane Dominicana, C. por A.	Dominican Republic

Trane Dutch Holdings BV.	Netherlands

Trane Europe Holdings BV	Netherlands

Trane Export LLC	Delaware (USA)

Trane Finance Limited	Bermuda

Trane Finance SPRL	Belgium

Trane Foreign Trading Company Ltd.	Bermuda

Trane France Holdings Sarl	France

Trane General Corporation	Delaware (USA)

Trane Germany Holdings GmbH	Germany

Trane GmbH	Austria

Trane GP Inc.	Canada – Ontario

Trane Hellas S.A.	Greece

Trane Holdings BV	Netherlands

Trane Holdings Co.	Canada – Nova Scotia

Trane Holdings Company YK	Japan

Trane Holdings LLC	Delaware (USA)

Company	Country

Trane Hungary KFT	Hungary

Trane IBV Ltd.	Delaware (USA)

Trane Immobilien GmbH	Germany

Trane Inc.	Delaware (USA)

Trane Inc. of Delaware	Delaware (USA)

Trane India Ltd.	Delaware (USA)

Trane International Inc.	Delaware (USA)

Trane IP Inc.	Delaware (USA)

Trane Italia S.r.L	Italy

Trane Japan, Ltd.	Japan

Trane Klima Ticaret AS	Turkey

Trane Korea, Inc.	Korea

Trane Kuwait Airconditioning Co WLL	Kuwait

Trane L.P.	Bermuda

Trane Leasing Inc.	Delaware (USA)

Trane Logistica, S.A. de C.V	Mexico

Trane Logistics Corporation	Delaware (USA)

Trane Malaysia Sales & Services SDN. BHD.	Malaysia

Trane Polska Sp. Z.O.O.	Poland

Trane Products Inc.	Canada – Ontario

Trane Publicidade Móveis e Decoração Ltda.	Brazil

Trane Puerto Rico Inc.	Delaware (USA)

Trane Romania S.R.L.	Romania

Trane Russia Holding LLC	Russia

Trane S.A.	Switzerland

Trane S.A. de C.V.	Mexico

Trane S.A.E.	Egypt

Trane Service Company L.L.C.	Egypt

Trane Servicefirst, C.A.	Venezuela

Trane Services Acquisition I Inc.	Delaware (USA)

Trane Sistemas Integrales, S. De R. L. De C. V.	Mexico

Trane Sweden AB	Sweden

Trane Taiwan Distribution Ltd.(TTS Limited)	China (Taiwan)

Trane Technologies LLC	Russia

Trane Tunisie S.a.r.l.	Tunisia

Trane U.S. Export Ltd.	Delaware (USA)

Company	Country

Trane U.S. Inc.	Delaware (USA)

Trane U.S. Logistics Inc.	Delaware (USA)

Trane Vidalia LLC	USA – Georgia

Trane Vietnam Services Company Ltd.	Vietnam

Troc Air Conditioning, Ltd.	China (Taiwan)

TSI Anstalt	Liechtenstein

TYS Limited	Hong Kong

United Partner General Contracting Co WLL	Kuwait

World Standard Ltd.	Delaware (USA)

World Standard Trane C.I.S. Limited Liability Company	Russia

World Standard Trade Limited	Cayman Islands